DREYFUS STRATEGIC INVESTING

                      ARTICLES OF AMENDMENT


          Dreyfus Strategic Investing, a business trust formed by an Agreement and Declaration of Trust dated July 24, 1985 (as amended and restated on July 24, 1992) pursuant to the laws of The Commonwealth of Massachusetts (the "Trust"), hereby certifies to the Secretary of State of The Commonwealth of Massachusetts that:

          FIRST:  The Agreement and Declaration of Trust of the
Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

          "Section 1.  Name.  This Trust shall be
          known as 'Premier Strategic Investing.'"

          SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved at a meeting of the Trustees of the Trust on July 19, 1995 pursuant to
Article IX, Section 8 of the Agreement and Declaration of Trust.


          IN WITNESS WHEREOF, Dreyfus Strategic Investing has caused these Articles to be filed in its name and on its behalf by its Trustees.

                    DREYFUS STRATEGIC INVESTING



                    By:/s/David W. Burke
                       David W. Burke, Trustee


                    By:/s/Joseph S. DiMartino
                       Joseph S. DiMartino, Trustee


                    By:/s/Diane Dunst
                       Diane Dunst, Trustee



                    By:/s/Rosalind Gersten Jacobs
                       Rosalind Gersten Jacobs, Trustee


                    By:/s/Jay I. Meltzer
                       Jay I. Meltzer, Trustee


                    By:/s/Daniel Rose
                       Daniel Rose, Trustee


                    By:/s/Warren B. Rudman
                       Warren B. Rudman, Trustee


                    By:/s/Sander Vanocur
                       Sander Vanocur, Trustee




STATE OF NEW YORK   )
                    :  ss:
COUNTY OF NEW YORK  )


         On this 19th day of July 1995, before me personally appeared the above-named Trustees of the Trust, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that such Trustees had executed the same.



                                        Notary Public